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                                                                    EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE

                                  DIGITAS INC.

                         ARTICLE 6.01 OF REGULATION S-K

 COMPUTATION OF SHARES USED IN COMPUTING BASIC AND DILUTED NET INCOME PER SHARE

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

                                               Three Months Ended       Six Months Ended
                                             --------------------    --------------------
                                                     June 30,              June 30,
                                             --------    --------    --------    --------
                                                2000        1999        2000       1999
                                             --------    --------    --------    --------
Net loss from continuing operations ......   $ (5,273)   $(12,325)   $(11,157)   $(18,368)
Extraordinary loss .......................         --          --    $ (1,653)         --
                                             --------    --------    --------    --------
Net loss .................................   $ (5,273)   $(12,325)   $(12,810)   $(18,368)
                                             ========    ========    ========    ========

Weighted average common shares outstanding     57,436      50,132      54,746      50,109
                                             --------    --------    --------    --------
Shares used in computing per share amount      57,436      50,132      54,746      50,109
                                             ========    ========    ========    ========
Basic and diluted net (loss) per share:

Continuing operations ....................   $  (0.09)   $  (0.25)   $  (0.20)   $  (0.37)
Extraordinary loss .......................   $     --    $     --    $  (0.03)   $     --
                                             --------    --------    --------    --------
Net loss .................................   $  (0.09)   $  (0.25)   $  (0.23)   $  (0.37)
                                             ========    ========    ========    ========


Antidilutive options .....................     29,633      24,341      29,633      24,341
                                             ========    ========    ========    ========

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